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                                                                     EXHIBIT 4.4

                      [FORM OF PREFERRED STOCK CERTIFICATE]

                            R&G FINANCIAL CORPORATION
                              SAN JUAN, PUERTO RICO

PREFERRED STOCK
________ SHARES

                                                    CERTIFICATE NO.  ______
                                                    SEE REVERSE FOR CERTAIN
                                                    DEFINITIONS AND LIMITATIONS
                                                    CUSIP No. ____________


         THIS CERTIFIES THAT ________________________________________________,
is the owner of ____________ FULLY PAID AND NON-ASSESSABLE SHARES OF ______% NONCUMULATIVE PERPETUAL MONTHLY INCOME PREFERRED STOCK, SERIES D OF R&G FINANCIAL CORPORATION, a corporation organized under the laws of the Commonwealth of Puerto Rico (the "Corporation"). The shares evidenced by this Certificate are transferable on the books of the Corporation by the holder of record hereof, in person or by a duly authorized attorney or legal representative, upon surrender of this Certificate properly endorsed. Such shares are not insured by the Federal Deposit Insurance Corporation. This Certificate and the shares represented hereby are subject to all the provisions of the Corporation's Certificate of Incorporation and Bylaws and all amendments thereto. This Certificate is not valid unless countersigned and registered by the Corporation's transfer agent and registrar.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by the facsimile signatures of its duly authorized officers and has caused its facsimile seal to be affixed hereto.

Dated:

                                  CORPORATE SEAL



------------------------------------          ---------------------------------
Secretary                                     Chief Executive Officer

Countersigned and Registered:



------------------------------------
American Stock Transfer and Company



By:
   ---------------------------------
Authorized Signature


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              [REVERSE SIDE OF FORM OF PREFERRED STOCK CERTIFICATE]

                            R&G FINANCIAL CORPORATION

         The shares represented by this Certificate are subject to limitations and restrictions as set forth in the Certificate of Incorporation and Bylaws of R&G Financial Corporation ("R&G Financial") as from time to time amended. The Certificate of Incorporation is on file in the office of the Secretary of State for the Commonwealth of Puerto Rico, San Juan, Puerto Rico, and the Certificate of Incorporation and the Bylaws are on file with the Secretary of R&G Financial at R&G Financial's executive offices. The Certificate of Incorporation of R&G Financial authorizes R&G Financial to issue more than one class of stock, including classes of preferred stock, which may be issued in one or more series. R&G Financial will furnish to any stockholder upon request and without charge a full statement of the powers, designations, preferences and relative participating, optional or other special rights of the ___% Noncumulative Perpetual Monthly Income Preferred Stock, Series D ($25 liquidation preference per share) and of each other class of stock or shares which R&G Financial is authorized to issue and the qualifications, limitations or restrictions of such preferences and or rights. Any request should be made with the Secretary of R&G Financial.

         The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT _____Custodian ______
TEN ENT - as tenants by the                               (Cust)         (Minor)
          entireties                               under Uniform Gifts to Minors
JT TEN  - as joint tenants with
          right of survivorship and      Act
          not as tenants in common          ------------------------------------
                                                         (State)

Additional abbreviations may also be used though not in the above list. For value received, ___________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE


[                ]
 ----------------   -----------------------------------------------------------

Please Print or Typewrite Name and Address including Postal Zip Code of Assignee


__________ Shares of the Preferred Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _______________________________ Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.



Dated:
       ------------------------

                                             NOTICE: THE SIGNATURE(S) TO THIS
                                             ASSIGNMENT MUST CORRESPOND WITH
                                             THE NAME(S) AS WRITTEN UPON THE
                                             FACE OF THE CERTIFICATE IN EVERY
                                             PARTICULAR, WITHOUT ENLARGEMENT OR
                                             ANY CHANGE WHATEVER



-------------------------------------------------
Signature(s) must be guaranteed by a commercial bank or trust company or a member firm of a major stock exchange.


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